UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 22, 2021

ATHENA GOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010 A Harbison Drive # 312, Vacaville, CA 95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707)  291-6198

______________________________________________________

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02	ELECTION OF DIRECTORS OR CERTAIN OFFICERS;

APPOINTMENT OF CERTAIN OFFICERS

Effective March 22, 2021, the Board of Directors (the “Board”) of Athena Gold Corporation (the “Company”) appointed Markus Janser and John Hiner to serve as members of the Board of Directors of the Company.

The following is biographical information for Markus Janser:

Markus Janser, age 53, joined an international bank to specialize in Private Banking and Asset Management and led their international desks in the UK, Switzerland and South Africa. He has been founding partner and senior executive of a retail textile, a financial service, a property developing and a private equity company. He has served on the board of various family trusts, property development, financial service, consumer goods and junior mining exploration companies, as well was appointed Chairman of Nubian Resources a TSX Stock exchange listed company covering jurisdiction in USA, Canada, Australia and Peru.

Mr. Janser holds a Certificate of Advanced Studies Business Coach NDS HF, Module 1, Marketing and Business School (MBSZ) Zürich, Zürich, Switzerland , a Certificate of Advanced Studies in Financial Asset Management and Engineering, Swiss Finance Institute, HEC Lausanne, Switzerland (1998), a Diploma in Private Banking and Asset Management, UBS Zürich, Switzerland (1996), a CAE, ARELS Higher, Oxford Higher, LCCI, SEFIC, English for Business Cambridge, UK (1995) and a Master of Arts in Economics and Social Science (lic.rer.pol, MCom) University of Fribourg, Switzerland (1994).

Mr. Janser speaks German, English, French and Italian and his interests include swimming, sailing, horse-riding and winter sports, as well keen interests in art and architecture, wine and cooking, travel and culture.

In consideration of services rendered as Director of the Company, Mr. Janser has been granted an option to purchase 500,000 shares of common stock of the Company at a price per share of $0.09 (the “Options”), under the Company’s Equity Incentive Plan. The Options exercisable for a period of five (5) and are subject to vesting requirements contained in a Stock Option Agreement.

The following is biographical information for John Hiner:

John E. Hiner, age 73 is a licensed geologist in the State of Washington and SME registered member and he has an exploration history of over 45 years with several major mining companies exploring for geothermal energy, precious metals and industrial minerals. He has served as a director and/or officer of mineral exploration and mining development companies, and works as an independent consulting geologist for mining companies. Mr. Hiner is currently a director of Gold Basin Resources Corporation and Golden Lake Exploration Inc.

Mr. Hiner holds a Bachelor of Science degree in Geology from San Diego State University (1978) and a Master of Science degree in Geology from the University of Nevada – Reno (1972).

In consideration of services rendered as Director of the Company, Mr. Hiner has been granted an option to purchase 500,000 shares of common stock of the Company at a price per share of $0.09 (the “Options”), under the Company’s Equity Incentive Plan. The Options exercisable for a period of five (5) and are subject to vesting requirements contained in a Stock Option Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Gold Corporation

Date: March 29, 2021	By:	/s/ John C. Power
John C. Power, President

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